EMPLOYMENT AGREEMENT

                   THIS AGREEMENT ("Agreement") is dated as of December 6, 2000, and is by and between IGT (the "Company"), and G. Thomas Baker ("Executive").

                   WHEREAS, Executive is currently employed by Company; and

                   WHEREAS, the Company considers it important and in its best interest to foster the employment of key management personnel and desires to retain the services of Executive on the terms and subject to the conditions in this Agreement; and

                   WHEREAS, the Executive desires to continue employment by the Company to render services to the Company on the terms and subject to the conditions in this Agreement.

                   NOW, THEREFORE, in consideration of the premises and the respective undertakings of the Company and Executive set forth below, the Company and Executive agree as follows:

          1. Employment. The Company hereby employs Executive in the position of President and Chief Executive Officer, and Executive accepts such employment and agrees to perform services for the Company, for the period and upon the other terms and conditions set forth in this Agreement.

          2. Term. The term of Executive's employment pursuant to this contract shall be for a period of three (3) years, commencing on December 6, 2000 (Commencement Date) to and including December 5, 2003, unless earlier terminated as provided in this Agreement (the "Term").

          3.  Compensation.
              ------------

                   3.1 Base Salary. As compensation in full for the services to be rendered by the Executive under this Agreement during the Term, the Company shall pay to Executive a base salary of $650,000 for year one, $700,000 during year two and $750,000 during year three (the "Base Salary"), which Base Salary shall be paid in accordance with the Company's normal payroll procedures and policies.

                   3.2 Bonus For each one percent increase in operating profits before incentives over the previous fiscal year, Executive will receive 10 percent of his base salary. Executive shall receive 20 percent of his base salary for any increase over prior year in excess of 10 percent. The bonus calculation shall have a maximum of 300 percent of the base salary. In year one of the Term, the bonus shall be paid based on the full 2000-2001 fiscal year without proration. The bonus will also be payable based upon various management objectives set by the Board of Directors in consultation with Executive. If the bonuses earned in year one and year two of the Term exceeds 200 percent of base pay, the amount over 200 percent will be accrued and payment deferred (the "Deferred Bonus") to year three of the Term if Executive remains with the Company through the Term. Deferred Bonus for years one and two, if any, will be paid in conjunction with the bonus earned in year three.

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                   3.3  Participation in Benefit Plans.  Executive shall also be entitled to participate in all employee benefit plans or programs of the Company to the extent that his position, title, tenure, salary, age, health and other qualifications make him eligible to participate. The Company does not guarantee the adoption or continuance of any particular employee benefit plan or program during the Term, and Executive's participation in any such plan or program shall be subject to the provisions, rules and regulations applicable thereto.

                   3.4 Stock Option. Concurrent with the date of this Agreement, the Company shall grant to Executive an option to purchase 500,000 shares of common stock of the Company, in accordance with the provisions of the Company's 1993 Stock Option Plan (the "Stock Option") except that the Stock Option shall vest one third at the Commencement Date of each year beginning on December 5, 2001. Therefore 166,667options shall vest on December 5, 2001; 166,667 options shall vest on December 5, 2002 and 166,666 options shall vest on December 5, 2002. The strike price shall be set as of December 5, 2000.

                   3.5 Withholding Taxes. The Company may withhold from any benefits payable under this Agreement, all federal, state, city or other taxes as shall be required to be withheld pursuant to any law or governmental regulation or ruling.

          4. Confidential Information. Except as permitted or directed by the Company's Board of Directors or required by an order of a court having jurisdiction or under subpoena from an appropriate government agency, during the Term or at any time thereafter Executive shall not divulge, furnish or make accessible to anyone or use in any way (other than in the ordinary course of the business the Company or any of its respective affiliates) any confidential or secret knowledge or information of the Company which Executive has acquired or become acquainted with or will acquire or become acquainted with prior to the termination of the period of his employment by the Company (including employment by the Company or any affiliated or predecessor companies prior to the date of this Agreement), whether developed by himself or by others, concerning any trade secrets, confidential or secret designs, processes, formulae, plans, devices or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the Company, any customer or supplier lists of the Company, any confidential or secret development or research work of the Company, or any other confidential information or secret aspects of the business of the Company. Executive acknowledges that the above-described knowledge or information constitutes a unique and valuable asset of the Company and represents a substantial investment of time and expense by the Company, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company and its affiliates would be wrongful and would cause irreparable harm to the Company. Both during and after the Term, Executive shall refrain from any acts or omissions that would reduce the value of such knowledge or information to the Company. The foregoing obligations of confidentiality, however, shall not apply to any knowledge or information which is now published or which subsequently becomes generally publicly known, other than as a direct or indirect result of the breach of this Agreement by Executive.

          5. Ventures. If, during the Term, Executive is engaged in or associated with the planning or implementing of any project, program or venture involving the Company and a third party or parties, all rights with respect to such project, program or venture shall belong to the Company. Except as approved by the Company's Board of Directors, Executive shall not be entitled to any interest in such project, program or venture or to any commission, finder's fee or other compensation in connection therewith other than the salary to be paid to Executive as provided in this Agreement.

          6.  Noncompetition Covenant.
              -----------------------

                   6.1 Agreement not to Compete. Executive agrees that during the Term of this Agreement, Executive shall not, without the written consent of the Company's Board of Directors, directly or indirectly, engage in competition with the Company in any manner or capacity (e.g., as an advisor, principal, agent, partner, officer, director, stockholder, employee, member of any association, or otherwise) in any phase of the business which the Company is conducting during the Term, including the design, development, manufacture, distribution, marketing, leasing, financing or selling of accessories, devices, or systems related to the products or services being sold by the Company.

                   6.2  Geographic  Extent  of  Covenant.   The  obligations  of
Executive under Section 6.1 shall apply to any geographic area in which the Company has engaged in business during the Term.

                   6.3 Non-Solicitation. Executive agrees that during the Term and for a period of 12 months thereafter, he will not, without the prior written approval of the Company's Board of Directors, hire, solicit or endeavor to entice away from the Company or, following termination of Executive's employment, otherwise interfere with the relationship of the Company with any management employee of the Company, or any person or entity who was, within the then most recent prior 12-month period, a customer, supplier or contractor of the Company or any of its affiliates.

                   7. Termination. This vAgreement shall terminate in accordance with the following provisions:


                   7.1 Expiration of the Term. Unless earlier terminated in accordance with the provisions hereof, this Agreement shall terminate upon expiration of the three year Term as provided in Section 2. After the expiration of the Term, the Board of Directors may continue the employment of Executive and Executive may accept the employment on an at will basis. Company also agrees to provide Executive with medical coverage for Executive only (excluding family members) through the Company or through some other mutually agreed upon provider for the remainder of his life. If such health insurance is provided by a provider other than the Company's, the insurance shall provide for similar coverage as is received by Executives of the Company.

                    7.2 Death. If the Executive dies during the Term, this Agreement shall terminate, with the Termination Date being the date of the Executive's death.

                    7.3 Disability. If the Executive has been absent from service to the Company as required in this Agreement for a period of ninety (90) days or more during any one-hundred eighty (180) day period during the Term as a result of any physical or mental disability, the Company has the right to terminate this Agreement, the Termination Date being ten (1) days after notice thereof is given to Executive. Upon such disability during the Term, the severance provided for in paragraph 7.5 below shall be paid to Executive's estate or as he shall direct.

                   7.4 Termination by Company for Cause. The Company has the right to terminate this Agreement for Cause as defined herein, such termination to be effective immediately upon notice thereof from the Company to Executive. For purposes of this Agreement, "Cause" shall mean:

|X|      The   willful   and   material   failure  of Executive  to perform  him
         duties  hereunder   (other   than  any  such   failure   due  to
         Executive's physical or mental illness), or the willful and material breach by Executive of his obligations hereunder;

|X| Executive engaging in willful and serious misconduct that has caused or is reasonably expected to result in material injury to the Company;

|X| Executive is convicted of,or enters a plea of guilty or nolo contendre, to a crime that constitutes a felony;

|X|      The failure or  inability  of  Executive  to obtain or retain any
         license  required to be obtained   or   retained   by   him  in  any
         jurisdiction  in which the  Company  does or proposes to do business.

                   7.5  Termination  by   Company  Without  Cause.  If  at  any
time the Board of Directors of the Company decide terminate this Agreement during the Term, it may do so under the following terms and conditions:

o Company shall pay Executive two years of Executive's base salary and the Deferred Bonus. Such payment will be based upon the base salary in existence at the time of termination.

o In the event of death of Executive during the Term of the Agreement, the two years of base salary and Deferred Bonus shall be paid to the estate of Executive or as he shall direct.

o Executive's stock options granted under Paragraph 3.3 above, shall have their vesting accelerated in full so as to become one hundred percent vested as of the date of termination.

                   7.6 Termination due to Change of Control.If at any time during the Term a third party acquires a Controlling Interest in the Company, Executive may at his discretion, elect to sever his relationship with the Company. In this instance, the provisions of paragraph 7.5 above shall apply. A Controlling Interest shall be defined as a transfer of ownership of 40 percent or more of the outstanding shares of Company. In the event of a Change of Control of Company occurring while Executive is employed by Company, Executive's stock options granted under Paragraph 3.3 above, shall have their vesting accelerated in full so as to become one hundred percent vested as of the date of the Change of Control.

          8.  Miscellaneous.
              -------------

                   8.1 Governing Law. This Agreement and all rights and obligations hereunder, including, without limitation, matters of construction, validity and performance, is made under and shall be governed by and construed in accordance with the internal laws of the State of Nevada, without regard to principles of conflict of laws.

                   8.2   Amendments.   No  amendment  or  modification  of  this
Agreement shall be deemed effective unless made in writing and signed by all of the parties hereto.

                   8.3 No Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

                   8.4 Severability. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered. Executive acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

                   8.5 Assignment. This Agreement shall not be assignable, in whole or in part, by either party without the written consent of the other party.

                   8.6 Injunctive Relief. Executive agrees that it would be difficult to compensate the Company fully for damages for any violation of the provisions of this Agreement, especially the provisions of Sections 4 and 6. Accordingly, Executive specifically agrees that the Company shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Agreement and that such relief may be granted without the necessity of proving actual damages. This provision with respect to injunctive relief shall not, however, diminish the right of the Company to claim and recover damages in addition to injunctive relief.

                   8.7 Arbitration. Any controversy or claim arising out of or relating to this Agreement or breach thereof, except for claims for injunctive relief set out in paragraph 8.6 above, shall be settled by arbitration in accordance the rules of the American Arbitration Association relating to employment and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. In reaching his or her decision, the arbitrator shall have no authority to change or modify any provision of this Agreement.

                   IN WITNESS WHEREOF, Executive and the Company have executed this Agreement as of the date set forth in the first paragraph.


                                       IGT
                                       By:___________________________________
                                          Charles N. Mathewson
                                          Chairman of the Board

                                       EXECUTIVE

                                       By:___________________________________
                                          G. Thomas Baker